EXHIBIT 99.1

NOVEMBER 13, 2013                                 FOR IMMEDIATE RELEASE                                     Media Contact: Steve Hollister, 727.567.2824                                     Investor Contact: Paul Shoukry, 727.567.5133                                                 raymondjames.com/media

RAYMOND JAMES TO PRESENT AT KBW
SECURITIES & MARKET STRUCTURE CONFERENCE

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. announced today that COO Dennis Zank and Raymond James Bank President Steve Raney will speak at the KBW Securities Brokerage & Market Structure Conference in New York City on Tuesday, November 19, at 10:00 a.m. ET.

Links to the presentation handout and the live audio stream will be available on raymondjames.com under “Our Company, Investor Relations, Presentations and Webcasts.”

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have approximately 6,200 financial advisors serving more than 2.5 million accounts in approximately 3,000 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $425 billion.

Forward Looking Statements

Certain statements made at the conference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in realizing the projected benefits of the Morgan Keegan acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2012 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended June 30, 2013, March 31, 2013, and December 31, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.